UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 22, 2011
Date of Report (Date of earliest event reported)
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-11727 (Commission File Number)	73-1493906 (I.R.S. Employer Identification No.)
3738 Oak Lawn Avenue
Dallas, Texas 75219
(Address of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code: (214) 981-0700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     On March 22, 2011, Energy Transfer Partners, L.P. (the “Partnership”) and Regency Energy Partners LP (“Regency”) announced that ETP-Regency Midstream Holdings, LLC (“ETP-Regency LLC”), a joint venture owned 70% by the Partnership and 30% by Regency, had entered into a purchase agreement with Louis Dreyfus Highbridge Energy LLC (“Louis Dreyfus”) and LDH Energy Asset Holdings LLC, a wholly owned subsidiary of Louis Dreyfus (“LDH”), pursuant to which ETP-Regency LLC will acquire all of the membership interests in LDH for approximately $1.925 billion in cash, subject to customary purchase price adjustments. LDH owns and operates a natural gas liquids storage, fractionation and transportation business.
     Copies of the joint press release announcing the transaction and an investor presentation are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference. Interested parties can also review the investor presentation by visiting our web site at: http://www.energytransfer.com under “Presentations.”
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Joint press release dated March 22, 2011.
99.2	Investor presentation dated March 23, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.
	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.,
its general partner

Date: March 23, 2011	By:	/s/ Martin Salinas, Jr.
		Name:	Martin Salinas, Jr.
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Joint press release dated March 22, 2011.
99.2	Investor presentation dated March 23, 2011.